                                                                   EXHIBIT 10.10

                               CENTEX CORPORATION
                            SALARY CONTINUATION PLAN

               (As Amended and Restated Effective January 1, 2002)

                               CENTEX CORPORATION
                            SALARY CONTINUATION PLAN

               (As Amended and Restated Effective January 1, 2002)

                                      INDEX

                                                                                                                Page
                                                                                                                ----
ARTICLE I INTRODUCTION......................................................................................      2
       1.1         Purpose of the Plan......................................................................      2
       1.2         Scope of the Plan and Relationship to the Policy.........................................      2

ARTICLE II DEFINITIONS......................................................................................      3

ARTICLE III ELIGIBILITY.....................................................................................      4

ARTICLE IV BENEFITS.........................................................................................      5
       4.1         Salary Continuation Benefits.............................................................      5
       4.2         Withholding of Taxes.....................................................................      5

ARTICLE V NOTICE AND PROOF OF CLAIMS........................................................................      6

ARTICLE VI ADMINISTRATION AND FUNDING.......................................................................      7
       6.1         Plan Administrator.......................................................................      7
       6.2         Discretion to Interpret Plan.............................................................      7
       6.3         Powers and Duties........................................................................      7
       6.4         Expenses.................................................................................      7
       6.5         Right to Delegate........................................................................      8
       6.6         Reliance on Reports, Certificates, and Participant Information...........................      8
       6.7         Source of Funding........................................................................      8
       6.8         Indemnification..........................................................................      8
       6.9         Fiduciary Duty...........................................................................      9

ARTICLE VII GENERAL PROVISIONS..............................................................................     10
       7.1         No Employment Guaranteed.................................................................     10
       7.2         Prohibition of Assignment and Anticipation...............................................     10
       7.3         Governing Law............................................................................     10
       7.4         Amendment and Termination................................................................     10
       7.5         Effect of Amendment or Termination.......................................................     10
       7.6         Effect of Oral Statements................................................................     11
       7.7         Payments in Satisfaction of Claims.......................................................     11
       7.8         Payments Due Minors and Incompetents.....................................................     11
       7.9         No Guarantee of Tax Consequences.........................................................     11
       7.10        Unknown Whereabouts......................................................................     11
       7.11        Clerical Error...........................................................................     11
       7.12        Limitation of Rights.....................................................................     11
       7.13        Examination of Documents.................................................................     11
       7.14        Information to be Furnished..............................................................     12
       7.15        Statements...............................................................................     12
       7.16        Waiver or Estoppel.......................................................................     12
       7.17        Legal Proceedings........................................................................     12
       7.18        Miscellaneous............................................................................     12

                                      (i)

                               CENTEX CORPORATION
                            SALARY CONTINUATION PLAN

               (As Amended and Restated Effective January 1, 2002)

                                    RECITALS

      WHEREAS, the Company has established the Salary Continuation Plan (the "Plan"), effective May 1, 1989, for the benefit of its eligible Employees; and,

      WHEREAS, effective January 1, 2002, the Company has authorized the amendment and restatement of the Plan;

      NOW, THEREFORE, the Company hereby amends and restates in its entirety and continues the Plan in the form prescribed herein to read as follows from and after January 1, 2002:

                                    ARTICLE I

                                  INTRODUCTION

      1.1 PURPOSE OF THE PLAN. The purpose of the Plan is to provide salary continuation benefits for selected key salaried Employees of the Company.

      1.2 SCOPE OF THE PLAN AND RELATIONSHIP TO THE POLICY. The Plan is allowed to be funded either by the general assets of the Company, by policies of group life insurance, policies of individual life insurance, annuity contracts or some combination thereof. This Plan Document will be the sole document used in determining the benefits provided hereunder for eligible Participants.

                                   ARTICLE II

                                   DEFINITIONS

            "AFFILIATE" means any corporation which, together with the Company, is a member of a controlled group of corporations under Code Section 414(b), is a member of an affiliated service group under Code Section 414(m), or is under common control pursuant to Code Section 414(c). The term also refers to any organization in which the Company has a direct or indirect ownership interest.

            "BENEFICIARY" means such person or persons designated in writing by a Participant and communicated sufficiently to the Plan Administrator, entitled to receive a deceased Participant's benefits due hereunder.

            "COMPANY" means Centex Corporation, a Nevada corporation. References to the Company herein shall incl ude, where applicable, any of its Subsidiaries and/or Affiliates who meets the definition of a Participating Employer, or any successor thereto.

            "EMPLOYEE" means a person who qualifies as an Employee in the Plan's Summary Plan Description.

            "EMPLOYER" means the Company and each Affiliate and Subsidiary, individually.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

            "INSURER" means the entity which issued the Policy(ies) from which the Company funds, partially or totally, the benefits provided by the Plan.

            "PARTICIPANT" means an Employee of a Participating Employer who is nominated by the president (or equivalent officer) of an Employer, and approved by both the CEO (or equivalent officer) of the Employer and the Plan Administrator to participate in the Plan.

            "PARTICIPATING EMPLOYER" means individually, the Company and any Affiliate and/or Subsidiary of the Company that has been approved by the Company to participate in the Plan.

            "PLAN" means the Centex Corporation Salary Continuation Plan, as amended and restated effective January 1, 2002, as set forth herein and hereafter amended from time to time.

            "PLAN ADMINISTRATOR" means the individual, committee or entity appointed by the Compensation Committee of the Board of Directors to administer the Plan or, if none is so appointed, Centex Corporation.

            "POLICY" means a group or individual life insurance policy(ies), or annuity contracts, issued by the Insurer, and purchased by the Company to fund the benefits hereunder.

            "SUBSIDIARY" means any Subsidiary corporation with respect to the Company as defined in Section 425(f) of the Code.

                                   ARTICLE III

                                   ELIGIBILITY

            The Plan Administrator may from time to time establish such eligibility requirements for participation in the Plan as it may deem appropriate in its sole discretion; provided, however, that only select, active Employees of a Participating Employer shall be eligible to participate in the Plan. Participation in the Plan shall terminate upon termination of employment or termination of coverage, either as provided herein by the Plan Administrator in its eligibility requirements, through termination or amendment of the Plan, or as of the date an Employer no longer participates in the Plan.

                                   ARTICLE IV

                                    BENEFITS

      4.1 SALARY CONTINUATION BENEFITS. The Plan may provide for salary continuation benefits payable, in the event of the Employee's death while in the active employment of a Participating Employer, to the surviving spouse or other Beneficiary of the Participant in such amounts and for such periods of time and subject to such conditions as the Plan Administrator in its discretion shall determine to be appropriate and shall set forth in the Plan's Summary Plan Description.

      4.2 WITHHOLDING OF TAXES. The Company shall deduct from the amount of any benefits payable hereunder any taxes required to be withheld by the Federal, or any state or local, government.

                                    ARTICLE V

                           NOTICE AND PROOF OF CLAIMS

            Any person claiming benefits under this Plan shall make such claim in accordance with the provisions established in the Plan's Summary Plan Description. Furthermore, all such claims shall be subject to, and processed by the Plan Administrator in accordance with, the terms of the Plan. Furthermore, if any dispute still exists between a Participant or a Beneficiary and the Plan Administrator after a review of a claim, or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Plan may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                   ARTICLE VI

                           ADMINISTRATION AND FUNDING

      6.1 PLAN ADMINISTRATOR. The general administration of the Plan shall be vested in the Plan Administrator, who shall be appointed by the Compensation Committee of the Board of Directors of Centex Corporation. For purposes of ERISA, the Plan Administrator shall be the "administrator" and the "named fiduciary" of the Plan.

      6.2 DISCRETION TO INTERPRET PLAN. The Plan Administrator shall have absolute discretion to construe and interpret any and all provisions of the Plan, including, but not limited to, the discretion to resolve ambiguities, inconsistencies, or omissions conclusively; provided, however, that the Plan Administrator shall not be arbitrary and capricious in all such matters. The decisions of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

      6.3 POWERS AND DUTIES. The Plan Administrator shall have all powers necessary or proper to administer the Plan and to discharge its duties under the Plan, including, but not limited to, the following powers:

                  (a) To make and enforce such rules, regulations, and
            procedures as it may deem necessary or proper for the orderly and efficient administration of the Plan;

                  (b) To enter into an Administrative Services Agreement with an individual or entity to perform services with respect to the Plan;

                  (c) In its discretion, to interpret and decide all matters of fact in granting or denying benefits under the Plan, its interpretation and decision thereof to be final and conclusive on all persons claiming benefits under the Plan;

                  (d) In its discretion, to determine eligibility under the
            terms of the Plan, its determination thereof to be final and conclusive on all persons;

                  (e) In its discretion, to determine the amount of and
            authorize the payment of benefits under the Plan, its determination and authorization thereof to be final and conclusive on all persons;

                  (f) To prepare and distribute information explaining the Plan;

                  (g) To obtain from any party such information as may be
            necessary for the proper administration of the Plan;

                  (h) To sue or cause suit to be brought in the name of the
            Plan; and

                  (i) To establish a claims and appeals procedure.

      6.4 EXPENSES. The Employer shall pay the reasonable expenses incident to the administration of the Plan, including, but not limited to, the compensation of any legal counsel, advisors, or other technical or clerical assistance as may be required; and any other expenses incidental to the operation of the Plan that the Plan Administrator determines are proper. Expenses of the Plan may be prorated, as determined by the Plan Administrator, among the Company and Participating Employers.

      6.5 RIGHT TO DELEGATE. The Plan Administrator may from time to time delegate to any other person or organization, any of its powers, duties, and responsibilities with respect to the operation and administration of the Plan, including, but not limited to, the administration of claims, the authority to authorize payment of benefits, the review of denied or modified claims, and the discretion to decide matters of fact and to interpret Plan provisions (subject to the ultimate discretion of the Plan Administrator). The Plan Administrator also may from time to time employ, and authorize any person to whom any of its fiduciary responsibilities have been delegated to employ, persons to render advice with regard to any fiduciary responsibility held hereunder. Upon designation and acceptance of such delegation, employment, or authorization, the Plan Administrator shall have no liability for the acts or omissions of any such designee if the Plan Administrator does not violate its fiduciary responsibility in making or continuing such designation. All delegations of fiduciary responsibility shall be reviewed at least annually by the Plan Administrator and shall be terminable upon such notice as the Plan Administrator in its discretion deems reasonable and prudent under the circumstances.

      6.6 RELIANCE ON REPORTS, CERTIFICATES, AND PARTICIPANT INFORMATION. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by an actuary, accountant, controller, counsel, insurance company, Administrative Services Provider, Insurer or other person who is employed or engaged by the Plan. Moreover, the Plan Administrator and the Employer shall be entitled to rely upon information furnished to the Plan Administrator or the Employer by a Participant or Beneficiary, including, but not limited to, such person's current mailing address.

      6.7 SOURCE OF FUNDING. The Plan Administrator in its sole discretion may adopt a funding mechanism as is necessary to carry out the purposes of the Plan, which mechanism may be exclusively through Company and/or Participating Employer contributions, Participant contributions, the Policies or any combination thereof.

      6.8 INDEMNIFICATION. The Company shall indemnify and hold harmless the Plan Administrator and each Employee of the Company who assists the Plan Administrator against any and all expenses and liabilities arising out of such member's or such Employee's Plan administrative functions or fiduciary responsibilities, as applicable, including, but not limited to, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such individual's own gross negligence or willful misconduct. Such expenses to be indemnified hereunder include, but are not limited to, the amounts of any settlement, judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought. Notwithstanding the foregoing provisions of this Section, this Section shall not apply to, and the Company shall not indemnify against, any expense that was incurred without the consent or approval of the Company, which consent or approval may be granted orally, it being understood that the Company does not consent to or approve of a violation of the terms of the Plan or any action constituting the gross negligence or willful misconduct of any of its employees.

      6.9   FIDUCIARY DUTY.

            (a) Each fiduciary under the Plan shall discharge his duties and responsibilities with respect to the Plan solely in the interest of Participants and for the exclusive purpose of providing benefits to Participants and their Beneficiaries with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Each fiduciary shall act in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

            (b) The Plan Administrator shall not receive compensation from the Plan for its administration of the Plan, other than as wages for employment with the Company generally. Except to the extent required by ERISA or other applicable law, the Plan Administrator shall not be required to furnish bond or security for the performance of its duties hereunder.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      7.1 NO EMPLOYMENT GUARANTEED. The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute an employment contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

      7.2 PROHIBITION OF ASSIGNMENT AND ANTICIPATION. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, by operation of law or otherwise, prior to being received by the person entitled thereto under the terms covered by this Plan and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right or benefit hereunder shall be void.

      7.3 GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under applicable federal law, and to the extent that the Plan Administrator determines federal law has been finally judged inapplicable in any particular circumstance, under the laws of the State of Texas as to such a circumstance. If any provision of this Plan shall be held by a court or government agency of competent jurisdiction to be invalid or unenforceable, the offending provision(s) shall no longer be effective for that particular situation, and the remaining provisions hereof shall continue to be fully effective.

      7.4 AMENDMENT AND TERMINATION. Notwithstanding any provision of any other communication, either oral or written, made by an Employer, an Administrative Services Provider, or any other individual or entity to Employees, to any service provider, or to any other individual or entity, the Company reserves the absolute and unconditional right to amend and/or terminate the Plan and any or all benefits provided for hereunder from time to time on behalf of itself and each Participating Employer, including, but not limited to, the right to reduce or eliminate benefits provided pursuant to the provisions of the Plan as such provisions currently exist or may hereafter exist, and the right to amend prospectively or retroactively. Amendments to the Plan shall be accomplished by written instrument signed by the Plan Administrator. Termination of the Plan may be effected by resolution of the Compensation Committee of the Board of Directors of the Company.

      7.5 EFFECT OF AMENDMENT OR TERMINATION. If the Plan is amended or terminated, each Participant and Beneficiary shall have no further rights hereunder and the Company and Employer shall have no further obligations hereunder except as otherwise specifically provided under the terms of the Plan. However, no modification, alteration, amendment, suspension, or termination shall be made that would diminish any vested accrued benefits arising from incurred but unpaid claims of Participants or Beneficiaries existing prior to the effective date of such modification, alteration, amendment, suspension, or termination.

      7.6 EFFECT OF ORAL STATEMENTS. Any oral statements or representations made by an Employer, the Company, the Plan Administrator, the Insurer, or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan shall be invalid and unenforceable and may not be relied upon by any Participant or other individual or entity.

      7.7 PAYMENTS IN SATISFACTION OF CLAIMS. Any payment or distribution to any person in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan. Furthermore, such payments will operate as a complete discharge of any liabilities against the Plan Administrator, the Insurer, the Company and the Employers.

      7.8 PAYMENTS DUE MINORS AND INCOMPETENTS. If the Plan Administrator determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Plan Administrator shall have power to cause the payments becoming due to such person to be made to another for the benefit of such minor or incompetent, without the Plan Administrator being responsible to see to the application of such payment.

      7.9 NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company, the Plan, any Employer, the Plan Administrator, the Insurer or any other person makes any commitment or guarantee that any amounts paid as benefits hereunder will be excludable from the recipient's gross income for federal or state income and employment tax purposes, or that any other federal or state tax treatment will apply to or be available to any recipient of benefits hereunder. It shall be the obligation of each recipient to determine whether each payment hereunder is excludable from their gross income for federal and state income and employment tax purposes.

      7.10 UNKNOWN WHEREABOUTS. In the operation of this Plan, it shall be the affirmative duty of each Participant to inform their Employer or its delegate thereof, and to keep on file with such entity, the Participant's and Beneficiary's, if different, current mailing address. If a Participant fails to inform the Employer or its delegate of the Participant's and Beneficiary's current mailing address, neither the Employer, the Company or any other entity shall be responsible for any late payment or loss of benefits or for failure of any notice to be provided or provided timely under the terms of the Plan.

      7.11 CLERICAL ERROR. Any clerical error by the Plan Administrator, Insurer, or an agent thereof, in keeping pertinent records, or a delay in making any changes, will not invalidate coverage otherwise validly in force or continue coverage validly terminated. An equitable adjustment of benefits, if any is required, will be made when the error or delay is discovered. If, due to a clerical error, an overpayment occurs in a Plan payment, the Plan retains a contractual right to the overpayment from the party paid.

      7.12 LIMITATION OF RIGHTS. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving to any person any legal or equitable right against the Employer, the Insurer, the Company or the Plan Administrator, or their respective officers and directors, as an Employee or otherwise, except as expressly provided herein.

      7.13 EXAMINATION OF DOCUMENTS. In the event a Participant requests copies of Plan documents to which he/she is entitled under ERISA, the Plan Administrator may charge a reasonable amount to cover the cost of furnishing such documents in accordance with ERISA.

      7.14 INFORMATION TO BE FURNISHED. Participants and/or Beneficiaries shall provide the Company, the Insurer and the Plan Administrator with such information and evidence as may reasonably be requested from time to time for the purpose of administering the Plan.

      7.15 STATEMENTS. All coverage provided under the Plan is based on the truthfulness of statements made to the Plan by Participants, Beneficiaries and/or their medical providers. Coverages can be voided, and any claims erroneously paid can be recovered by the Plan and/or Insurer, if such coverage was provided or claim paid based on any misrepresentation or fraudulent misstatement made to the Company, any Employer, the Plan Administrator, or the Insurer by or on behalf of such Participant or Beneficiary.

      7.16 WAIVER OR ESTOPPEL. No term, condition or provision of the Plan shall be waived, and there shall be no estoppel against the enforcement of any provision of the Plan except by written direction of the Plan Administrator. No such waiver shall be deemed a continuing waiver unless specifically stated. Each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. No failure to enforce any provision of this Plan shall affect the right thereafter to enforce such provision, nor shall such failure affect its right to enforce any other provision of this Plan.

      7.17 LEGAL PROCEEDINGS. No action at law or in equity shall be brought to recover on the Plan prior to the complete expiration of the claims review and appeal procedures of the Plan. At such a point and not before, Participants will be considered to have exhausted all administrative remedies. Furthermore, no such legal action shall be valid if brought more than 3 years from the expiration of the time within which proof of loss is required by the Plan.

      7.18 MISCELLANEOUS. Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

            IN WITNESS WHEREOF, the Company has caused this Plan to be amended and restated effective as of January 1, 2002, by action of the Plan's Plan Administrator.

                                      CENTEX CORPORATION

                                      By________________________________________
                                          Michael S. Albright
                                          Senior Vice President - Administration

ATTEST:

_____________________________